                                                                    Exhibit 10.3

                            FALCONSTOR SOFTWARE, INC.

                          2005 KEY EXECUTIVE SEVERANCE
                                 PROTECTION PLAN

                        EFFECTIVE AS OF DECEMBER 1, 2005

                          AS AMENDED DECEMBER 30, 2005

                                TABLE OF CONTENTS

SECTION 1     ESTABLISHMENT OF PLAN

SECTION 2    DEFINITIONS

         2.1      Base Salary
         2.2      Board
         2.3      Bonus Amount
         2.4      Cause
         2.5      Change in Control
         2.6      Company
         2.7      Effective Date
         2.8      Employer
         2.9      Executive Officer
         2.10     Good Reason
         2.11     Notice of Termination
         2.12     Other Executives
         2.13     Operating Companies
         2.14     Participant
         2.15     Permanent Disability
         2.16     Plan
         2.17     Severance Benefit

SECTION 3         ELIGIBILITY

         3.1      Participation
         3.2      Duration of Participation

SECTION 4         SEVERANCE BENEFITS

         4.1      Right to Severance Benefit
         4.2      Amount of Severance Benefit
         4.3      Options

SECTION 5         TERMINATION OF EMPLOYMENT

         5.1      Written Notice Required
         5.2      Termination Date

SECTION 6         ADDITIONAL PAYMENTS BY THE COMPANY

         6.1      Gross-Up Payment
         6.2      Determination By Accountant
         6.3      Notification Required
         6.4      Repayment

SECTION 7         SUCCESSORS TO COMPANY

         7.1      Successors

         7.2      Sale of Operating Companies

SECTION 8         AMENDMENT AND PLAN TERMINATION

         8.1      Amendment and Termination
         8.2      Form of Amendment

SECTION 9         MISCELLANEOUS

         9.1      Indemnification
         9.2      Employment Status
         9.3      No Duty of Mitigation
         9.4      No Setoff
         9.5      Benefits Under Other Plans
         9.6      Validity and Severability
         9.7      Governing Law; Choice of Forum

APPENDIX I
APPENDIX II

                            FALCONSTOR SOFTWARE, INC.
                  2005 KEY EXECUTIVE SEVERANCE PROTECTION PLAN

                        EFFECTIVE AS OF DECEMBER 1, 2005

      WHEREAS, the Board of Directors of FalconStor Software,  Inc.,  recognizes that the threat of a change in  ownership  or control of the  Company  may occur which can result in  significant  distractions  of its key  executive  personnel because of the uncertainties inherent in such a situation; and

      WHEREAS,  the Board has  determined  that it is essential  and in the best interest of the Company and its  stockholders  to retain the services of its key executive  personnel  in the  event of a threat of a Change  in  Control  of the
Company  and to ensure  their  continued  dedication  and  efforts in such event without undue concern for their personal financial and employment security.

      NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                         SECTION 1 ESTABLISHMENT OF PLAN

      As of the  Effective  Date,  the Company  hereby  establishes  a severance compensation  plan known as the  FalconStor  Software,  Inc.  2005 Key Executive
Severance Protection Plan as set forth in this document.

                              SECTION 2 DEFINITIONS

      As used herein the  following  words and phrases  shall have the following respective meanings unless the context clearly indicates otherwise.

2.1 BASE SALARY

      As to any  Participant  the amount  that the  Participant  is  entitled to receive as wages or salary from his or her Employer on an annualized  basis,  as in effect  immediately prior to a Change in Control or, if greater,  at any time following the Change in Control.

2.2 BOARD

      The Board of Directors of the Company.

2.3 BONUS AMOUNT

      The term "Bonus Amount" shall mean for any  Participant the highest annual bonus  paid or  payable  to the  Participant  in respect of any of the three (3)
fiscal  years  of  the  Company  preceding  the  Participant's   termination  of
employment

 2.4   CAUSE

      "Cause" for  termination by the Employer of the  Participant's  employment shall mean (i) willful and continued failure by the Participant to substantially perform the Participant's  duties on behalf of the Employer (other than any such failure  resulting from the  Participant's  incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of  Termination  for Good  Reason by the  Participant)  for a period of at least thirty  consecutive days after a written demand for substantial  performance has been  delivered  to the  Participant  by the  Responsible  Person,  which demand specifically identifies the manner in which the Responsible Person believes that the Participant has not substantially  performed the Participant's  duties, (ii)
willful  misconduct or gross negligence by the Participant which is demonstrably and materially injurious to the Company or any of its subsidiaries, or (iii) the
Participant is convicted of, or has entered a plea of NOLO  contendere to, (x) a felony or (y) any crime (whether or not a felony) involving  dishonesty,  fraud, embezzlement  or breach of trust.  For  purposes of clauses (i) and (ii) of this definition,  an act, or failure to act, on the  Participant's  part shall not be deemed  "willful" if done,  or omitted to be done,  by the  Participant  in good faith and with reasonable belief that the Participant's  act, or failure to act, was in the best

interest of the Company. In addition,  as to any Participant who is an Executive
Officer,  the Participant  shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the  Participant a copy of a resolution duly adopted by the affirmative vote of not less than  three-quarters of the  entire  membership  of the  Board  at a  meeting  of  the  Board  (after reasonable  notice to the Participant  and an opportunity  for the  Participant, together with the Participant's  counsel, to be heard before the Board), finding in good  faith that the  Participant  has  committed  Cause as set forth in such clauses and specifying the  circumstances  constituting  Cause.  For purposes of this definition, "Responsible Person" shall mean (i) for a Participant who is an
Executive  Officer,  the  Board,  and  (ii)  for a  Participant  who is an Other
Executive, the Executive Officer to whom the Participant ultimately reports.

2.5 CHANGE IN CONTROL

      A "Change in Control"  shall mean the  occurrence  of any of the following after the Effective Date:

      (a) An  acquisition  (other than  directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term
"person"  is used for  purposes  of  Section  13(d)  or 14(d) of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act")),  immediately after which such  Person  has  "Beneficial  Ownership"  (within  the  meaning  of Rule 13d-3 promulgated  under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding  shares of common stock of the Company (or any other securities into which such  shares of common  stock are changed or for which such shares of common stock are exchanged)  (the "Shares") or (2) the combined  voting power of the Company's  then-outstanding  Voting Securities;  PROVIDED,  HOWEVER, that in determining  whether a Change in Control has occurred pursuant to this paragraph
(a),  the  acquisition  of  Shares  or  Voting   Securities  in  a  "Non-Control
Acquisition" (as hereinafter  defined) shall not constitute a Change in Control.
A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust  forming a part  thereof)  maintained by (A) the Company or (B)
any corporation or other Person the majority of the voting power,  voting equity securities or equity interest of which is owned, directly or indirectly,  by the
Company (for purposes of this definition,  a "Related Entity"), (ii) the Company or any Related  Entity,  or (iii) any Person in connection  with a  "Non-Control
Transaction" (as hereinafter defined);

      (b) The  individuals  who, as of the  Effective  Date,  are members of the board of directors of the Company (the "Incumbent Board"),  cease for any reason to  constitute  at least a majority of the members of the board of  directors of the  Company  or,  following  a Merger (as  hereinafter  defined),  the board of directors  of (x) the  corporation  resulting  from such Merger (the  "Surviving
Corporation"),  if fifty percent  (50%) or more of the combined  voting power of the  then-outstanding  voting  securities  of the Surviving  Corporation  is not
Beneficially  Owned,  directly  or  indirectly,  by  another  Person (a  "Parent
Corporation")  or (y) if there is one or more than one Parent  Corporation,  the ultimate  Parent  Corporation;  PROVIDED,  HOWEVER,  that, if the  election,  or nomination  for  election  by the  Company's  common  stockholders,  of any  new director was approved by a vote of at least  two-thirds of the Incumbent  Board, such new director shall, for purposes of the Plan, be considered a member of the
Incumbent Board;  and provided,  FURTHER,  HOWEVER,  that no individual shall be considered a member of the Incumbent Board if such individual  initially assumed office as a result  of an  actual  or  threatened  solicitation  of  proxies  or consents by or on behalf of a Person  other than the board of  directors  of the
Company (a "Proxy  Contest"),  including by reason of any agreement  intended to avoid or settle any Proxy Contest; or

      (c) The consummation of:

            (i) A merger,  consolidation or reorganization  (1) with or into the
Company or (2) in which  securities  of the  Company  are  issued (a  "Merger"), unless such Merger is a "Non-Control  Transaction." A "Non-Control  Transaction"
shall mean a Merger in which:

            (A) the stockholders of the Company  immediately  before such Merger own  directly or  indirectly  immediately  following  such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities  of (x)  the  Surviving  Corporation,  if  there  is no  Parent
      Corporation  or (y) if there is one or more than one  Parent  Corporation, the ultimate Parent Corporation;

            (B)  the  individuals  who  were  members  of  the  Incumbent  Board immediately  prior to the  execution of the  agreement  providing for such
      Merger  constitute  at least a  majority  of the  members  of the board of  directors  of (x) the  Surviving  Corporation,  if there is no  Parent
      Corporation,  or (y) if there is one or more than one Parent  Corporation, the ultimate Parent Corporation; and

            (C) no Person other than (1) the Company, (2) any Related Entity, or
      (3) any employee  benefit plan (or any trust forming a part thereof) that, immediately  prior to the  Merger,  was  maintained  by the Company or any
      Related Entity, or (4) any Person who, immediately prior to the Merger had
      Beneficial  Ownership  of  twenty  percent  (20%)  or  more  of  the  then
      outstanding  Shares  or  Voting  Securities,   has  Beneficial  Ownership,
      directly or  indirectly,  of twenty  percent (20%) or more of the combined voting power of the outstanding  voting  securities or common stock of (x)
      the Surviving Corporation,  if fifty percent (50%) or more of the combined voting power of the then  outstanding  voting  securities of the Surviving
      Corporation is not Beneficially Owned,  directly or indirectly by a Parent
      Corporation,  or (y) if there is one or more than one Parent  Corporation, the ultimate Parent Corporation;

            (ii) A complete liquidation or dissolution of the Company; or

            (iii) The sale or other  disposition of all or substantially  all of the assets of the  Company and its  subsidiaries  taken as a whole to any Person
(other than (x) a transfer to a Related Entity,  (y) a transfer under conditions that would constitute a Non-Control Transaction,  with the disposition of assets being  regarded  as a Merger  for this  purpose or (z) the  distribution  to the
Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing,  a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired  Beneficial  Ownership of more  than the  permitted  amount  of the then  outstanding  Shares or Voting
Securities as a result of the acquisition of Shares or Voting  Securities by the
Company  which,  by  reducing  the  number of Shares or Voting  Securities  then outstanding,  increases the proportional  number of shares Beneficially Owned by the Subject Persons;  PROVIDED, that if a Change in Control would occur (but for the  operation  of this  sentence) as a result of the  acquisition  of Shares or
Voting  Securities  by the  Company  and,  after such share  acquisition  by the
Company,  the Subject  Person  becomes the  Beneficial  Owner of any  additional
Shares  or  Voting  Securities  and  such  Beneficial  Ownership  increases  the percentage  of the then  outstanding  Shares or Voting  Securities  Beneficially
Owned by the Subject Person, then a Change in Control shall occur.

2.6 COMPANY

      "Company" shall mean FalconStor Software, Inc.

2.7 EFFECTIVE DATE

      The "Effective Date" of this Plan is December 1, 2005.

2.8 EMPLOYER

      "Employer"  shall mean, as to any  Participant on any date, the Company or the affiliate (including wholly-owned  subsidiaries) of the Company that employs the Participant on such date.

2.9 EXECUTIVE OFFICER

      All  employees  of the  Company  designated  as  "Officers"  by the  Board pursuant  to Rule  16a1-f of the  Securities  and  Exchange  Commission  and the
Company's General Counsel.

2.10 GOOD REASON

      "Good Reason" shall mean, as to any Participant,  the occurrence of any of the following events or conditions following a Change in Control:

      (a)  a  change  in  the   Participant's   status,   title,   position   or
responsibilities  (including  reporting  responsibilities)  which, in his or her reasonable  judgment,  represents a substantial  reduction of his or her status, title,  position or responsibilities as in effect immediately prior thereto; the assignment to the  Participant of any duties or  responsibilities  which, in the
Participant's reasonable judgment, are inconsistent with such status, title,

position or responsibilities;  or any removal of the Participant from or failure to  reappoint  or  reelect  him  or her to any  of  such  positions,  except  in connection  with the  termination of his or her employment for Cause,  Permanent
Disability,  as a result of his or her death, or by the  Participant  other than for Good Reason;

      (b) a reduction in the Participant's annual base salary;

      (c) (x) the  Employer's  requiring  the  Participant  to change the office location  at which the  Participant  is based which  results in the  Participant having a commute to such location from the Participant's  residence in excess of
50  miles  or in  excess  of  120%  (in  miles)  of  the  Participant's  commute immediately prior to the date of such change of location,  whichever is greater;
or (y) the  Employer's  requiring  the  Participant  to  engage in travel on the
Employer's  business to an extent  substantially  greater than the Participant's business travel obligations immediately prior to the Change in Control;

      (d) the failure by the Company or any of its affiliates to (i) continue in effect any material  compensation or benefit plan,  program or practice in which the Participant was participating immediately prior to the Change in Control, or
(ii) provide the Participant  with  compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each compensation or employee benefit plan,  program and practice of the Company and its affiliates as in effect  immediately  prior to the Change in Control (or as in effect following the Change in Control, if greater);

      (e) any material breach by the Company of any provision of this Plan; or

      (f) any purported termination of the Participant's employment for Cause by the Company which does not otherwise comply with the terms of this Plan.

2.11 NOTICE OF TERMINATION

      "Notice of  Termination"  shall mean a notice which indicates the specific provisions  in this  Plan  relied  upon as the  basis  for  any  termination  of employment and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the  provision so indicated.  No purported  termination  of employment  shall be effective without such Notice of Termination.

2.12 OTHER EXECUTIVES

      Such other  employees of the Company who are so  designated  by a majority vote of all Independent  Directors of the Company. For purposes of this section,
"Independent   Directors"   shall  mean  Directors  who  meet  the  independence
requirements of the Nasdaq Stock Market Marketplace Rules at the time any action is taken.

2.13 OPERATING COMPANIES

      Subsidiary  companies of the Company designated by the Company on Appendix
I of the Plan.

2.14 PARTICIPANT

      An  employee  of the Company  who meets the  eligibility  requirements  of
Section 3.

2.15 PERMANENT DISABILITY

      A  Participant  shall be deemed to have become  permanently  disabled  for purposes of this Plan if the Chief Executive  Officer of the Company (or, in the
case of a determination with respect to the Chief Executive Officer,  the Board)
finds,  upon the basis of medical evidence  satisfactory to him or her, that the
Participant is totally disabled, whether due to physical or mental condition, so as to be prevented  from engaging in further  employment by the Company and that such disability will be permanent and continuous  during the remainder of his or her life.

2.16 PLAN

      This FalconStor  Software,  Inc. 2005 Key Executive  Severance  Protection
Plan.

2.17 SEVERANCE BENEFITS

      The benefits payable in accordance with Section 4 of the Plan.

                              SECTION 3 ELIGIBILITY

3.1 PARTICIPATION

      Executive Officers shall automatically become Participants in this Plan in
Group III when  designated  Executive  Officers by the Board.  Other  Executives
shall become  Participants  in the Plan if they are  designated  by the Board or
Compensation Committee thereof as Participants. Participants shall be identified on Appendix II of the Plan.  The  Company  shall amend  Appendix II from time to time as necessary to include new Participants in the Plan or remove Participants from the Plan who are no longer  eligible to  participate  in the Plan,  in each case in accordance with the terms and conditions of the Plan.

3.2 DURATION OF PARTICIPATION

      A  Participant  shall cease to be a  Participant  in the Plan if he or she ceases to be an  Executive  Officer  of Other  Executive  at any time prior to a
Change in Control (but subject to Section 4.1(b)) or if his or her employment is terminated  following a Change in Control under circumstances where he or she is not entitled to a Severance  Benefit under the terms of this Plan. A Participant whose  termination  of  employment  entitles  him or her to payment of Severance
Benefits  shall  remain a  Participant  in the Plan until the full amount of the
Severance Benefits have been paid to him or her.

                          SECTION 4 SEVERANCE BENEFITS

4.1 RIGHT TO SEVERANCE BENEFITS

      (a) A  Participant  shall  be  entitled  to  receive  from the  Company  a
Severance  Benefit in the  amount  provided  in  Section  4.2 if (i) a Change in
Control has occurred  and (ii) within two years  thereafter,  the  Participant's
employment   with  the  Company   terminates   for  any   reason,   except  that
notwithstanding  the provisions of this Section  4.1(a),  no benefits under this
Plan will be payable should the  Participant's  termination of employment be (A)
by  the  Employer  for  Cause,  (B)  by  reason  of  Permanent  Disability,  (C)
voluntarily  initiated by the Participant  other than for Good Reason, or (D) by reason of the Participant's death.

      (b)  If (i) a  Participant's  employment  is  terminated  by the  Employer without  Cause  prior to the date of a Change  in  Control  or (ii) an action is taken with respect to the  Participant  prior to the date of a Change in Control that would  constitute  Good Reason if taken after a Change in Control,  and the
Participant  reasonably  demonstrates that such termination or action (A) was at the  request of a third party that has  indicated  an  intention  or taken steps reasonably  calculated to effect a Change in Control or (B)  otherwise  arose in connection  with,  or in  anticipation  of, a Change  in  Control  that has been threatened  or  proposed,  such  termination  or action  shall be deemed to have occurred  after such Change in Control for purposes of the Plan, so long as such
Change in Control actually occurs.

      (c) Notwithstanding any other provision of the Plan, the sale, divestiture or other  disposition  of an  Operating  Company  (or part  thereof)  before the execution of an agreement  providing for a transaction or transactions which, if consummated,  would constitute a Change in Control or before a Change in Control shall not be deemed to be a termination of employment of  Participants  employed by such  Operating  Company,  and such  Participants  shall not be  entitled  to benefits from the Company under this Plan as a result of such sale,  divestiture or other disposition. The sale, divestiture or other disposition of an Operating
Company (or part thereof)  after the  execution of an agreement  providing for a transaction or transactions which, if consummated,  would constitute a Change in
Control or after a Change in Control shall not be deemed to be a termination  of employment  of  Participants  employed  by  such  Operating  Company,  and  such
Participants  shall not be entitled to benefits from the Company under this Plan as a result of such sale, divestiture or other disposition, in each case so long as the provisions of Section 7.2 have been satisfied.

4.2 AMOUNT OF SEVERANCE BENEFIT

      If a Participant's employment is terminated in circumstances entitling him or her to a Severance Benefit as provided in Section 4.1, such Participant shall be entitled to the following benefits:

            (a) the Company shall pay to the  Participant,  as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified  in Section  5.2),  in a single  payment  (without  any  discount  for accelerated  payment), an amount in cash equal to a formula, as described below, and based upon a multiplier,  as assigned in the table below to the  Participant
according  to  the   Participant's   designation  on  Exhibit  II  ("Participant
Designation"):

             Multiplier                Participant Designation
             ----------                -----------------------
             3 X                       Group III
             2 X                       Group II
             1 X                       Group I

      (X) times the sum of (A) the  Participant's  Base Salary and (B) the Bonus
Amount, plus the prorated portion of the Participant's Bonus Amount for the year in which the Participant's employment is terminated;

            (b) for the  period of months,  as  specified  for each  Participant
Designation   Level  in  the  table  below,   subsequent  to  the  Participant's
termination of employment,  the Company shall at its expense  continue on behalf of the Participant and his or her dependents and  beneficiaries,  the basic life insurance,  flexible  spending  account,  medical and dental benefits which were being  provided to the  Participant  immediately  prior to the Change in Control
(or,  if  greater,  at any  time  thereafter).  The  benefits  provided  in this
Subsection  4.2(b) shall be no less  favorable to the  Participant,  in terms of amounts and deductibles and costs to him or her, than the coverage  provided the
Participant  under the  plans  providing  such  benefits  at the time  Notice of
Termination  is  given.  The  Company's  obligation  hereunder  to  provide  the foregoing  benefits  shall  terminate  to the  extent  the  Participant  obtains replacement coverage under a subsequent  employer's benefit plans at an equal or higher  level.  The Company also shall pay a lump sum equal to the amount of any additional  income  tax  payable  by the  Participant  and  attributable  to the benefits  provided under this  subparagraph  (b) at the time such tax is imposed upon the Participant;

      Number of Months of
      Continued Coverage                 Participant Designation
      -------------------                -----------------------
      36 months                          Group III
      24 months                          Group II
      12 months                          Group I

      The amounts  provided for in Section  4.2(a) shall be paid or  transferred within thirty (30) days after the  Participant's  termination of employment (or, if Section  4.1(b)  applies to the  termination,  then  within 30 days after the
Change in Control).

4.3 OPTIONS

      Notwithstanding  any provision in the Company's 2000 Stock Option Plan, as amended,  or any other Company Incentive or Non-Qualified  Stock Option Plan, or
in this Plan, in the event there is a Change of Control,  the Company shall,  at no cost to the  Participant,  replace any and all stock  options  granted by the
Company  and held by the  Participant  at the  time of the  Change  of  Control, whether or not vested,  with an equal  number of  unrestricted  and fully vested stock  options to purchase  shares of the  Company's  Common  Stock (the "Option
Replacement").  With respect to the Option Replacement,  all options will become fully vested.

      Alternatively,  in the event of a Change of Control, in lieu of the Option
Replacement,  a Participant may, subject to Board approval at the time, elect to surrender the Participant's rights to such options, and upon such surrender, the
Company shall pay to the Participant an amount in cash per stock option (whether vested or unvested) then held, which is the difference between the full exercise price of each option  surrendered  and the greater of (i) the average  price per share paid in connection  with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the
consideration   paid  for  such  shares  if  such   control  was   acquired  for
consideration  other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or
(iii)  the mean  between  the high and low  selling  price of such  stock on the
Nasdaq  National  Market or other market on which the Company's  Common Stock is then  traded  on the date on  which  the  Participant  entitled  to a  Severance
Benefit.

                       SECTION 5 TERMINATION OF EMPLOYMENT

5.1 WRITTEN NOTICE REQUIRED

      Any purported  termination of employment,  either by the Company or by the
Participant,  shall be  communicated  by written  Notice of  Termination  to the other.

5.2 TERMINATION DATE

      In the case of the Participant's death, the Participant's Termination Date shall  be  his  her  date  of  death.  In all  other  cases,  the  Participant's
Termination  Date  shall be the date  specified  in the  Notice  of  Termination subject to the following:

            (a) If the Participant's employment is terminated by the Company for
Cause or due to  Permanent  Disability,  the date  specified  in the  Notice  of
Termination  shall be at least  thirty  (30)  days  from the date the  Notice of
Termination is given to the Participant,  provided that in the case of Permanent
Disability the Participant shall not have returned to the full-time  performance of his or her duties during such period of at least thirty (30) days; and

            (b) If the  Participant  terminates  his or her  employment for Good
Reason,  the date specified in the Notice of Termination  shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

                  SECTION 6 ADDITIONAL PAYMENTS BY THE COMPANY

6.1 GROSS-UP PAYMENT

      (a) Other than  Severance  Benefits  due under  Section 4.3,  hereof,  and subject only to Section 6.1(b) hereof,  in the event it shall be determined that any payment or  distribution of any type by the Company or any of its affiliates to or for the benefit of the Participant, whether paid or payable or distributed or  distributable  pursuant  to  the  terms  of  this  Plan  or  otherwise  (the
"Payments"),  would be subject to the excise tax imposed by Section  4999 of the
Internal  Revenue  Code of 1986,  as amended  (the  "Code"),  or any interest or penalties  with respect to such excise tax (such excise tax,  together  with any such interest and penalties,  are collectively referred to as the "Excise Tax"), then the  Participant  shall be  entitled  to receive an  additional  payment (a
"Gross-Up  Payment") in an amount such that after payment by the  Participant of all taxes  (including  any  interest or  penalties  imposed with respect to such taxes),  including any income taxes,  employment  taxes and Excise Tax,  imposed upon the Gross-Up  Payment,  the  Participant  retains an amount of the Gross-Up
Payment  equal to the  Excise  Tax  imposed  upon the  Payments.  Payment of the
Gross-Up Payment shall be made in accordance with Section 6.3.

      (b)  Notwithstanding  Section 6.1(a), in the event that a reduction to the
Payments in respect of a Participant of 10% or less would cause no Excise Tax to be payable,  the Participant  will not be entitled to a Gross-Up Payment and the
Payments  shall be reduced (but not below zero) to the extent  necessary so that the  Payments  shall not be subject to the Excise  Tax.  Unless the  Participant shall have given  prior  written  notice  specifying  a  different  order to the
Company to effectuate the  foregoing,  the Company shall reduce or eliminate the
Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating  cash payments,  in each case in reverse order  beginning  with payments or benefits which are to be paid the farthest in time from the date of the Change in Control. Any notice given by the  Participant  pursuant to the preceding  sentence shall take precedence over the  provisions  of any other  plan,  arrangement  or  agreement  governing  the
Participant's rights and entitlements to any benefits or compensation.

6.2 DETERMINATION BY ACCOUNTANT

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      All  determinations  required to be made under this  Section 6,  including whether a Gross-Up Payment is required and the amount of such Gross-Up  Payment, shall be made by the independent  accounting firm retained by the Company on the date of Change in Control (the "Accounting Firm"),  which shall provide detailed supporting  calculations  both to the  Company  and the  Participant  within  15 business days of the date of termination, if applicable, or such earlier time as is requested by the Company.  If the Accounting  Firm  determines that no Excise
Tax is payable by the  Participant,  it shall  furnish the  Participant  with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return.  Any  determination by the Accounting Firm shall be  binding  upon the  Company  and the  Participant.  As a result  of the uncertainty  in the  application  of Section 4999 of the Code at the time of the initial  determination  by the Accounting  Firm  hereunder,  it is possible that
Gross-Up  payments which will not have been made by the Company should have been made  ("Underpayment"),  consistent  with the  calculations  required to be made hereunder.  In the event that the  Company  exhausts  its  remedies  pursuant to
Section 6.3 and the Participant  thereafter is required to make a payment of any
Excise Tax, the Accounting Firm shall  determine the amount of the  Underpayment that has  occurred  and any such  Underpayment  shall  be  promptly  paid by the
Company to or for the benefit of the Participant.

6.3 NOTIFICATION REQUIRED

      The  Participant  shall  notify the Company in writing of any claim by the
Internal  Revenue Service that, if successful,  would require the payment by the
Company of the Gross-Up  Payment.  Such  notification  shall be given as soon as practicable but no later than ten (10) business days after the Participant knows of such claim and shall  apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant  shall not pay such claim prior to the  expiration of the thirty (30) day period  following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the
Company  notifies the  Participant  in writing  prior to the  expiration of such period that it desires to contest such claim, the Participant shall:

            (a) give the Company any  information  reasonably  requested  by the
      Company relating to such claim,

            (b) take such action in connection with contesting such claim as the
      Company shall reasonably request in writing from time to time,  including, without  limitation,  accepting legal  representation with respect to such claim by an attorney reasonably selected by the Company,

            (c) cooperate with the Company in good faith in order to effectively contest such claim, and

            (d) permit the Company to participate in any proceedings relating to such  claim;  PROVIDED,  HOWEVER,  that  the  Company  shall  bear and pay directly  all  costs  and  expenses  (including  additional  interest  and penalties)  incurred in connection  with such contest and shall  indemnify and hold the Participant  harmless,  on an after-tax basis, for any Excise
      Tax or income tax,  including interest and penalties with respect thereto, imposed  as a result  of such  representation  and  payment  of costs  and expenses.  Without limitation on the foregoing  provisions of this Section
      6.3, the Company shall control all  proceedings  taken in connection  with such  contest  and,  at its sole  option,  may pursue or forgo any and all administrative  appeals,  proceedings,  hearings and conferences  with the taxing  authority  in respect of such claim and may,  at its sole  option, either direct the Participant to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Participant agrees to prosecute  such contest to a  determination  before any  administrative tribunal,  in a court of initial jurisdiction and in one or more appellate courts,  as the Company shall determine;  PROVIDED,  HOWEVER,  that if the
      Company  directs the  Participant  to pay such claim and sue for a refund, the Company  shall  advance the amount of such payment to the  Participant
      (unless otherwise prohibited by applicable law), on an interest-free basis and shall  indemnify and hold the  Participant  harmless,  on an after-tax basis, from any Excise Tax or income tax,  including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, FURTHER, that any  extension of the statute of  limitations  relating to payment of taxes for the taxable year of the  Participant  with respect to which such contested  amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues  with  respect  to which a  Gross-Up  Payment  would be  payable hereunder and the Participant  shall be entitled to settle or contest,  as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                       11

6.4 REPAYMENT

      If,  after the  receipt by the  Participant  of an amount  advanced by the
Company pursuant to Section 6.3, the Participant becomes entitled to receive any refund  with  respect to such  claim,  the  Participant  shall  (subject  to the
Company's  complying with the  requirements  of Section 6.3) promptly pay to the
Company the amount of such refund  (together  with any interest paid or credited
thereon  after  taxes  applicable  thereto).   If,  after  the  receipt  by  the
Participant  of an amount  advanced  by the Company  pursuant to Section  6.3, a determination  is made that the Participant  shall not be entitled to any refund with  respect to such claim and the Company does not notify the  Participant  in writing of its intent to contest such denial of refund  prior to the  expiration of thirty  (30) days  after  such  determination,  then  such  advance  shall be forgiven  and shall not be required to be repaid and the amount of such  advance shall offset,  to the extent thereof the amount of Gross-Up  Payment required to be paid.

                         SECTION 7 SUCCESSORS TO COMPANY

7.1 SUCCESSORS

      This  Plan  shall  bind any  successor  (whether  direct or  indirect,  by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated  under this Plan if no succession  had taken place.  In the case of any  transaction  in which a  successor  would not by the foregoing  provision or by  operation of law be bound by this Plan,  the Company shall require such successor  expressly and  unconditionally to assume and agree to perform the Company's  obligations under this Plan, in the same manner and to the same  extent  that the  Company  would be  required  to  perform  if no such succession had taken place.

7.2 SALES OF OPERATING COMPANIES

      If a  Participant's  employment  with his or her  Employer  terminates  in connection  with the  sale,  divestiture  or other  disposition  of the stock or assets of any Operating  Company (or part thereof) (a  "Transaction")  after the execution of an agreement  providing for a transaction or transactions which, if consummated,  would constitute a Change in Control or after a Change in Control, such termination shall not be a termination of employment of the Participant for
purposes  of  the  Plan,  and   (notwithstanding  the  rights  provided  to  the
Participant  by Section  4.1(a))  the  Participant  shall not be  entitled  to a
Severance  Benefit  as a result of such  termination  of  employment  if (i) the
Participant is offered continued  employment,  or continues in employment,  with the divested  Operating  Company (or part thereof) or the purchaser of the stock or assets of the Operating Company (or part thereof), as the case may be, or one of their respective  affiliates (the  "Post-Transaction  Employer") on terms and conditions that would not constitute Good Reason and (ii) the Company obtains an agreement  from the  acquiror of the stock or assets of the  divested  Operating
Company (or part thereof),  enforceable by the Participant,  to provide or cause the  Post-Transaction  Employer to provide  severance pay and  benefits,  if the
Participant  accepts the offered  employment or continues in employment with the
Post-Transaction  Employer or its affiliates  following the Transaction,  (A) at least equal to the Severance  Benefit and (B) payable upon a termination  of the
Participant's  employment with the Post-Transaction  Employer and its affiliates within the period described in Section 4.1(a)(ii) (or such part of it as is then
remaining)  for  any  reason  other  than  Cause,   Permanent  Disability,   the
Participant's death or a termination by the Participant without Good Reason. For purposes  of this  Section  7.2,  the terms  Cause,  Good  Reason and  Permanent
Disability  shall have the meanings  ascribed to them in Sections  2.4, 2.10 and
2.15  respectively,  but the term Employer as it is used in those Sections shall
be  deemed  to  refer  to  the  entity  employing  the  Participant   after  the
Transaction,  the term  Company  shall  mean  such  employer  or, if there is an ultimate parent corporation of such employer,  such ultimate parent corporation, and the terms Board and Chief Executive  Officer as used in those Sections shall be deemed to refer to the individuals or bodies serving those functions for such employer or, if applicable, such ultimate parent corporation.

                    SECTION 8 AMENDMENT AND PLAN TERMINATION

8.1 AMENDMENT AND TERMINATION

      Prior to a Change in  Control,  the Plan may be amended or modified in any respect,  and may be  terminated,  in any such case,  by  resolution  adopted by two-thirds of the Board; PROVIDED, HOWEVER, that no such amendment, modification or  termination  which  would  adversely  affect  the  benefits  or  protections hereunder of any individual who is a Participant as of the date such  amendment, modification  or termination is adopted shall be effective as it relates to such individual  unless  no Change in  Control  occurs  within  one year  after  such adoption,  any such attempted  amendment,  modification  or termination  adopted

                                       12

within one year prior to a Change in Control being null and void ab initio as it relates to all such individuals who were Participants prior to such adoption (it being understood that the removal of Participants from participation in the Plan shall,  for  purposes  of this  proviso,  constitute  an adverse  action for the
Participants so removed);  PROVIDED,  FURTHER, HOWEVER, that the Plan may not be amended,  modified  or  terminated,  (i) at the request of a third party who has indicated  an  intention  or taken  steps to effect a Change in Control  and who effectuates  a Change in Control or (ii)  otherwise in  connection  with,  or in anticipation of, a Change in Control which actually  occurs,  any such attempted amendment, modification or termination being null and void ab initio. Any action taken to amend,  modify or terminate the Plan which is taken after the execution
of  an  agreement   providing  for  a  transaction  or  transactions  which,  if consummated, would constitute a Change in Control shall conclusively be presumed to have been taken in  connection  with a Change in Control.  From and after the occurrence  of a Change in  Control,  the Plan may not be amended or modified in any manner that would in any way  adversely  affect the benefits or  protections provided  hereunder to any  individual  who is a Participant  in the Plan on the date the Change in Control occurs.

8.2 FORM OF AMENDMENT

      The form of any  amendment or  termination  of the Plan shall be a written instrument  signed by a duly  authorized  officer or  officers  of the  Company, certifying that the amendment or termination has been approved by the Board.

                             SECTION 9 MISCELLANEOUS

9.1 INDEMNIFICATION

      The  Company  shall  pay as they  become  due all  legal  fees,  costs  of litigation  and other  expenses  incurred in good faith by any  Participant as a result of the Company's refusal or failure to provide the Severance  Benefits to which the Participant becomes entitled under this Agreement,  as a result of the
Company's  contesting the validity,  enforceability  or  interpretation  of this
Agreement  or the  Participant's  right to  Severance  Benefits  hereunder.  The
Participant shall be conclusively  presumed to have acted in good faith unless a court  makes a final  determination  not  otherwise  subject  to  appeal  to the contrary.

9.2 EMPLOYMENT STATUS

      This Plan does not  constitute a contract of  employment  or impose on any
Employer any obligation to retain the Participant as an employee,  to change the status of the  Participant's  employment  as an  Executive  Officer  or an Other
Executive,  or to  change  any  employment  policies  of any  Employer.  Without limiting the generality of the immediately preceding sentence, the Employer of a
Participant  may  terminate  the  employment  of the  Participant  at  any  time following  a Change in  Control,  with or  without  Cause,  subject to Section 5 hereof.

9.3 NO DUTY OF MITIGATION

      The Company  acknowledges  that it would be very  difficult  and generally impracticable to determine a Participant's  ability to, or the extent to which a
Participant  may,  mitigate any damages or injuries the Participant may incur by reason of the Change of  Control.  The  Company  has taken this into  account in adopting this Plan and, accordingly, the Company acknowledges and agrees that no
Participant  shall  have any duty to  mitigate  any  such  damages  and that the
Participant  shall be entitled to receive all Severance  Benefits  regardless of any income which the  Participant  may receive from other sources  following any
Change of Control.

9.4 NO SETOFF

      The  Company's  obligation  to give  Severance  Benefits to a  Participant pursuant to this Plan and otherwise to perform its  obligations  hereunder shall not be affected by any circumstances, including, but not limited to, any setoff, counterclaim,  recoupment,  defense or other  right  which the  Company may have against a Participant.

9.5 BENEFITS UNDER OTHER PLANS

                                       13

      The benefits  that a  Participant  may be entitled to receive  pursuant to
Section  4.2 of this Plan are not  intended  to be  duplicative  of any  similar benefits to which the  Participant  may be entitled  from the Company  under any other severance plan, agreement,  policy or program maintained by the Company or any of its  Subsidiaries.  Accordingly,  the benefits to which a Participant  is entitled under Section 4.2 shall be reduced to take account of any other similar benefits  to which the  Participant  is  entitled  from the  Company;  provided, however,  that if the amount of  benefits to which the  Participant  is entitled under such other  severance plan,  agreement,  policy or program is greater than the  benefits to which the  Participant  is entitled  under  Section 4.2 of this
Plan,  the  Participant  will be  entitled  to  receive  the full  amount of the benefits to which the Participant is entitled under such other plan,  agreement, policy or program.

9.6 VALIDITY AND SEVERABILITY

      The invalidity or  unenforceability of any provision of the Plan shall not affect the validity or  enforceability of any other provision of the Plan, which shall remain in full force and effect,  and any prohibition or  unenforceability in any jurisdiction shall not invalidate or render  unenforceable such provision in any other jurisdiction.

9.7 GOVERNING LAW; CHOICE OF FORUM

      The validity,  interpretation,  construction  and  performance of the Plan shall in all  respects  be  governed  by the laws of the  State of New  York.  A
Participant  shall be  entitled to enforce  the  provisions  of this Plan in any state or federal  court  located in the State of New York,  in  addition  to any other appropriate forum.

      IN WITNESS WHEREOF,  the Company has caused the Plan to be effective as of the Effective Date.

                                                  FALCONSTOR SOFTWARE, INC.

                                                  By: /s/ ReiJane Huai
                                                      --------------------------
                                                  Title: Chairman

ATTEST:

By: /S/ Seth R. Horowitz
    ----------------------------
Title: Corporate Secretary

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